AGREEMENT AND PLAN OF
REORGANIZATION

AGREEMENT AND PLAN OF
REORGANIZATION
This Agreement and Plan of
Reorganization (this Agreement) is made as
of this 20th day of November, 2015, by and
among Investment Managers Series Trust,
a Delaware statutory trust (the Trust), on
behalf of the EP Emerging Markets Small
Companies Fund, a separate series thereof
(the Emerging Markets Fund); the Trust, on
behalf of the EP China Fund, a separate
series thereof (the China Fund); the Trust,
on behalf of the EP Latin America Fund, a
separate series thereof (the Latin America
Fund, and together with the China Fund,
the Target Funds); and, solely for purposes
of Section 4.4, Euro Pacific Asset
Management, LLC (EPAM).  The
Emerging Markets Fund, the China Fund
and the Latin America Fund may be
referred to herein individually as a Fund
and collectively as the Funds.
WHEREAS, the parties wish to effect a
reorganization (the Reorganization) which
will consist of the transfer of all of the
assets of each Target Fund to the Emerging
Markets Fund in exchange for the
assumption by the Emerging Markets Fund
of all of the liabilities of such Target Fund
and the issuance by the Emerging Markets
Fund to each Target Fund of the number of
Shares of the Emerging Markets Fund (the
Shares) determined for that Target Fund in
accordance with Section 1.1, and the
distribution of those Shares by such Target
Fund to its shareholders in complete
liquidation and dissolution of such Target
Fund, all as more fully set forth in this
Agreement.
WHEREAS, the Board of Trustees of the
Trust, including a majority of the Trustees
who are not interested persons of the Trust,
as defined in the Investment Company Act
of 1940, as amended (the 1940 Act), has
determined that the Reorganization is in the
best interests of the shareholders of the
China Fund, the Latin America Fund and
the Emerging Markets Fund, respectively,
and that their interests would not be diluted
as a result of the transactions contemplated
thereby.
WHEREAS, this Agreement is intended to
constitute a plan of reorganization within
the meaning of Section 368(a) of the
United States Internal Revenue Code of
1986, as amended (the Code), and the
Treasury Regulations promulgated
thereunder, with respect to the
Reorganization.
NOW THEREFORE, in consideration of
the agreements contained in this
Agreement, the parties agree as follows:
Article 1
Transfer of Assets and Liabilities
       1.1	Transfer of Assets and
Liabilities.  Subject to the terms and
conditions set forth herein, on the Closing
Date (as hereinafter defined) each Target
Fund shall transfer all of its assets to the
Emerging Markets Fund.  In exchange
therefor, the Emerging Markets Fund shall
assume all of the liabilities of such Target
Fund and deliver to such Target Fund a
number of Shares of each class
corresponding to an outstanding class of
shares of such Target Fund which is equal
to (i) the aggregate net asset value
attributable to that class of shares of such
Target Fund at the close of business on the
business day preceding the Closing Date,
divided by (ii) the net asset value per share
of such class of Shares outstanding at the
close of business on the business day
preceding the Closing Date.  For the
avoidance of doubt, Class A Shares
correspond to Class A shares of each
Target Fund, and Class I Shares correspond
to Class I shares of the Latin America
Fund.
       1.2	Liquidation of the China
Fund and the Latin America Fund.
Subject to the terms and conditions set
forth herein, on the Closing Date each
Target Fund shall liquidate and distribute
pro rata to each of its shareholders of
record in proportion to the respective
numbers of shares of each class of that
Target Fund held by such shareholders,
determined as of the close of business on
the business day preceding the Closing
Date, the Shares of the corresponding class
received by such Target Fund pursuant to
Section 1.1.
       1.3	No Issuance of Share
Certificates. Each Target Fund shall
accomplish the liquidation and distribution
provided for herein by opening accounts on
the books of the Emerging Markets Fund in
the names of its shareholders and
transferring to its shareholders the Shares
credited to the account of such Target Fund
on the books of the Emerging Markets
Fund.  No certificates evidencing Shares
shall be issued.
       1.4	Time and Date of
Valuation.  The number of Shares to be
issued by the Emerging Markets Fund to
each Target Fund shall be computed as of
4:00 p.m. (Eastern time) on the business
day preceding the Closing Date in
accordance with the regular practices of the
China Fund, the Latin America Fund, the
Emerging Markets Fund and the Trust.
       1.5	Closing Time and Place.
The Closing Date shall be November 20,
2015, or such later date as the parties may
mutually agree.  All acts taking place on
the Closing Date shall be deemed to take
place simultaneously as of the
commencement of business on the Closing
Date, unless otherwise provided.  The
closing of the Reorganization (the Closing)
shall be held at 5:00 PM (Eastern time) at
the offices of IMST, 2220 E. Route 66, Ste.
226, Glendora, CA  91740, or such other
time and/or place as the parties may
mutually agree.
       1.6	Delay of Valuation.  If on
the business day preceding the Closing
Date (a) the primary trading market for
portfolio securities of any Fund is closed to
trading or trading thereon is restricted, or
(b) trading or the reporting of trading is
disrupted so that an accurate appraisal of
the value of the net assets of any Fund and
an accurate calculation of the number of
shares held by such Funds shareholders is
impracticable, the Closing Date shall be
postponed until the first business day after
the day when trading shall have been fully
resumed and reporting shall have been
restored.
       1.7	Termination of the China
Fund and the Latin America Fund.  As
promptly as practicable after the Closing,
each Target Fund shall dissolve.
Article 2
Conditions Precedent to the
Effectiveness of the Reorganization
             The respective obligation
of each party to effect the reorganization
contemplated by this Agreement is subject
to the satisfaction or waiver on or prior to
the Closing Date of the following
conditions:
       2.1	Shareholder Approval.
On or prior to the Closing Date, the
shareholders of each Target Fund shall
have approved the transactions
contemplated by this Agreement in
accordance with the provisions of Delaware
law and the 1940 Act.  In the event the
shareholders of only one Target Fund
approve the transactions contemplated by
this Agreement, such Target Fund and the
Emerging Markets Fund may but are not
required to consummate the Reorganization
with respect only to such Target Fund.
       2.2	No Injunctions or
Restraints.  On the Closing Date, no
action, suit or other proceeding shall be
pending before any court or government
agency which seeks to restrain or prohibit
or obtain damages or other relief in
connection with this Agreement or the
transactions contemplated hereby.
       2.3	Consents.  All consents of
the other parties and all other consents,
orders and permits of Federal, state and
local regulatory authorities deemed
necessary by the Trust to permit
consummation, in all material respects, of
the transactions contemplated herein shall
have been obtained, except where failure to
obtain any such consent, order or permit
would not involve a risk of a material
adverse effect on the assets or properties of
any party or the Trust.
       2.4	Effective Registration
Statements.  The Form N-1A Registration
Statement of the Trust with respect to the
Shares shall continue to be effective and no
stop orders suspending the effectiveness
thereof shall have been issued and, to the
best knowledge of the parties hereto, no
investigation or proceeding for that purpose
shall have been instituted or be pending,
threatened or contemplated.
       2.5	Tax Opinion.  The parties
shall have received an opinion of Morgan,
Lewis & Bockius LLP substantially to the
effect that, based upon certain facts,
assumptions, certifications and
representations, for federal income tax
purposes, with respect to each Transaction
(as hereinafter defined):
a)	The transfer of
substantially all of the
applicable Target Funds
assets to the Emerging
Markets Fund in exchange
solely for Shares and the
assumption of such Target
Funds liabilities, and the
distribution of Shares to
the shareholders of such
Target Fund in complete
liquidation of such Target
Fund, will constitute a
reorganization within the
meaning of Section 368(a)
of the Code, and such
Target Fund and the
Emerging Markets Fund
will each be a party to a
reorganization within the
meaning of Section 368(b)
of the Code with respect to
such transfer, assumption
and distribution (in each
case, a Transaction);
b)	No gain or loss will be
recognized by the
Emerging Markets Fund
upon its receipt of the
assets of the applicable
Target Fund solely in
exchange for Shares and
the assumption of all the
liabilities of such Target
Fund;
c)	The tax basis in the hands
of the Emerging Markets
Fund of each asset of the
applicable Target Fund
will be the same as the tax
basis of such asset in the
hands of such Target Fund
immediately prior to the
transfer thereof, increased
by the amount of gain (or
decreased by the amount of
loss), if any, recognized by
such Target Fund on the
transfer;
d)	The holding period of each
asset of the applicable
Target Fund in the hands
of the Emerging Markets
Fund, other than assets
with respect to which gain
or loss is required to be
recognized in the
Transaction, will include
the period during which
such asset was held by
such Target Fund (except
where investment activities
of the Emerging Markets
Fund have the effect of
reducing or eliminating the
holding period with respect
to an asset);
e)	No gain or loss will be
recognized by the
applicable Target Fund on
the transfer of all of its
assets to the Emerging
Markets Fund solely in
exchange for the Shares
and the assumption by the
Emerging Markets Fund of
all of the liabilities of such
Target Fund, or upon the
distribution of the Shares
to the shareholders of such
Target Fund, except for
(i) any gain or loss that
may be recognized with
respect to contracts subject
to Section 1256 of the
Code, (ii) any gain that
may be recognized on the
transfer of stock in a
passive foreign investment
company as defined in
Section 1297(a) of the
Code, and (iii) any other
gain or loss that may be
required to be recognized
(A) as a result of the
closing of such Target
Funds taxable year, or (B)
upon the transfer of an
asset regardless of whether
such transfer would
otherwise be a non-
recognition transaction
under the Code;
f)	No gain or loss will be
recognized by the
shareholders of the
applicable Target Fund
upon the exchange of their
shares of such Target Fund
for Shares as part of the
Transaction;
g)	The aggregate tax basis of
the Shares that each
shareholder of the
applicable Target Fund
receives in the Transaction
will be the same as the
aggregate tax basis of the
shares of such Target Fund
exchanged therefor;
h)	The holding period of each
shareholder of the
applicable Target Fund for
the Shares received in the
Transaction will include
the period for which such
shareholder held the shares
of such Target Fund
exchanged therefor,
provided that such Target
Fund shareholder held such
Target Fund shares as
capital assets on the date of
exchange.
       2.6	Covenants,
Representations and Warranties.  Each
party shall have performed all of its
covenants set forth in Article 4, and its
representations and warranties set forth in
Article 3 shall be true and correct in all
material respects on and as of the Closing
Date as if made on such date, and the
President of the Trust shall have executed a
certificate to such effect.
       2.7	Statement of Assets and
Liabilities.  Each Target Fund shall have
delivered to the Trust on the Closing Date a
statement of its assets and liabilities,
prepared in accordance with generally
accepted accounting principles consistently
applied, together with a certificate of its
Treasurer as to its portfolio securities and
the federal income tax basis and holding
period as of the Closing Date.
Article 3
Representations and Warranties
             The parties represent and
warrant as follows:
       3.1	Structure and Standing.
Each Fund represents and warrants that it is
duly organized as a series of a statutory
trust, validly existing and in good standing
under the laws of the State of Delaware,
and has the power to own all of its
properties and assets and conduct its
business.
       3.2	Power.  Each Fund
represents and warrants that it has full
power and authority to enter into and
perform its obligations under this
Agreement; the execution, delivery and
performance of this Agreement has been
duly authorized by all necessary action of
the Board of Trustees of the Trust; this
Agreement does not violate, and its
performance will not result in violation of,
any provision of the Declaration of Trust of
the Trust, or any agreement, instrument or
other undertaking to which it is a party or
by which it is bound; and this Agreement
constitutes its valid and binding contract
enforceable in accordance with its terms,
subject to the effects of bankruptcy,
moratorium, fraudulent conveyance and
similar laws relating to or affecting
creditors rights generally and court
decisions with respect thereto.
       3.3	Litigation.  Each party
represents and warrants that no litigation or
administrative proceeding or investigation
of or before any court or governmental
body is currently pending against it and, to
the best of its knowledge, none is
threatened against it or any of its properties
or assets, which, if adversely determined,
would materially and adversely affect its
financial condition or the conduct of its
business; it knows of no facts which might
form the basis for the institution of such
proceedings; and it is not a party to or
subject to the provisions of any order,
decree or judgment of any court or
governmental body which materially and
adversely affects its business or its ability
to consummate the transactions herein
contemplated.
       3.4	Fund Assets.  Each Target
Fund represents and warrants that on the
Closing Date the assets received by the
Emerging Markets Fund from such Target
Fund will be delivered to the Emerging
Markets Fund as provided in Section 1.1
free and clear of all liens, pledges, security
interests, charges or other encumbrances of
any nature whatsoever created by such
Target Fund and without any restriction
upon the transfer thereof, except for such
liabilities assumed as provided in Section
1.1.
       3.5	The Shares.  The
Emerging Markets Fund represents and
warrants that on the Closing Date (a) the
Shares to be delivered to each Target Fund
as contemplated in this Agreement will be
duly authorized, validly issued, fully paid
and nonassessable; (b) no shareholder of
the Emerging Markets Fund or any other
series of the Trust has any preemptive right
to subscription or purchase in respect
thereof;  (c) each Target Fund will acquire
the Shares free and clear of all liens,
pledges, security interests, charges or other
encumbrances of any nature whatsoever
created by the Trust and without any
restriction on the transfer thereof; and (d)
the Shares will be duly qualified for
offering to the public in all of the states of
the United States in which such
qualification is required or an exemption
from such requirement shall have been
obtained.
       3.6	Tax Status and Filings.
Each Fund represents and warrants that it is
treated as a corporation separate from the
other series of the Trust under Section
851(g) of the Code; that it has satisfied the
requirements of Subchapter M of the Code
for treatment as a regulated investment
company for each taxable year since its
formation and has elected to be treated as
such; that it has filed or furnished all
federal, state, and other tax returns and
reports required by law to have been filed
or furnished, and it has paid or made
provision for payment of, so far as due, all
federal, state and other taxes, interest and
penalties; that no such return is currently
being audited; and that no assessment has
been asserted with respect to any such
returns or reports.
       3.7	Accuracy of Information.
Each party represents and warrants that all
information furnished by it to the other
parties for use in any documents which
may be necessary in connection with the
transactions contemplated by this
Agreement will be accurate and complete
and will comply in all material respects
with federal securities and other laws and
regulations applicable thereto.
       3.8	Acquisition of the Shares.
Each Target Fund represents and warrants
that the Shares it acquires pursuant to this
Agreement are not being acquired for the
purpose of making any distribution thereof,
except in accordance with the terms of this
Agreement.
       3.9	Financial Statements.
Each Fund represents and warrants that its
Statement of Assets and Liabilities as of
November 20, 2015, provided to other
parties has been prepared in accordance
with generally accepted accounting
principles consistently applied, and fairly
reflects the financial condition of such
Fund as of such date, and there are no
known contingent liabilities of such Fund
as of such date not disclosed therein.
       3.10	No Adverse Changes.
Each party represents and warrants that
since November 20, 2015, there has been
no material adverse change in its financial
condition, assets, liabilities or business
other than changes occurring in the
ordinary course of business except as
otherwise disclosed in writing to and
accepted by the other parties (for the
purposes of this paragraph, a decline in net
asset value per share of a Fund shall not
constitute a material adverse change).
       3.11	Proxy Statement.  Each
party represents and warrants that the
Combined Proxy Statement and Prospectus
contained in the Registration Statement on
Form N-14 to be used in connection with
the transaction contemplated hereby (only
insofar as it relates to such party) will, on
its effective date and on the Closing Date,
not contain any untrue statement of
material fact with respect to such party or
omit to state a material fact required to be
stated therein with respect to such party or
necessary to make the statements therein
with respect to such party, in light of the
circumstances under which such statements
were made, not materially misleading.
       3.12	Tax Distributions of the
Target Funds.  Each Target Fund shall
have distributed to its shareholders, on or
prior to the Closing Date, in distributions
qualifying for the deduction for dividends
paid under Section 561 of the Code:  all of
such Target Funds investment company
taxable income (as defined in Section
852(b)(2) of the Code determined without
regard to Section 852(b)(2)(D) of the Code)
for each taxable year ending on or prior to
the Closing Date;  all of the excess of (i) its
interest income excludable from gross
income under Section 103(a) of the Code
for each taxable year ending on or prior to
the Closing Date, over (ii) its deductions
disallowed under Sections 265 and
171(a)(2) of the Code for each taxable year
ending on or prior to the Closing Date;  and
all of its net capital gain (as such term is
used in Sections 852(b)(3)(A) and (C) of
the Code), after reduction by any available
capital loss carryforwards, for each taxable
year ending on or prior to the Closing Date.
For each calendar year of its operation
(including the calendar year that includes
the Closing Date), each Target Fund shall
have made such distributions, on or prior to
the Closing Date, as are necessary so that
for all calendar years ending prior to the
Closing Date, and for the calendar year that
includes the Closing Date, such Target
Fund will not have any unpaid tax liability
under Section 4982 of the Code.
       3.13	Tax Distributions of the
Emerging Markets Fund.  The Emerging
Markets Fund has distributed to its
shareholders, on or prior to the Closing
Date, in distributions qualifying for the
deduction for dividends paid under Section
561 of the Code:  all of its investment
company taxable income (as defined in
Section 852(b)(2) of the Code determined
without regard to Section 852(b)(2)(D) of
the Code) for each taxable year ending on
or prior to the Closing Date;  all of the
excess of (i) its interest income excludable
from gross income under Section 103(a) of
the Code for each taxable year ending on or
prior to the Closing Date, over (ii) its
deductions disallowed under Sections 265
and 171(a)(2) of the Code for each taxable
year ending on or prior to the Closing Date;
and all of its net capital gain (as such term
is used in Sections 852(b)(3)(A) and (C) of
the Code), after reduction by any available
capital loss carryforwards, for each taxable
year ending on or prior to the Closing Date.
For each calendar year of its operation
ending on or before the Closing Date, the
Emerging Markets Fund shall have made
such distributions, on or prior to the
Closing Date, as are necessary so that for
all calendar years ending on or prior to the
Closing Date the Emerging Markets Fund
will not have any unpaid tax liability under
Section 4982 of the Code.
Article 4
Covenants
       4.1	Conduct of Business.
During the period from the date of this
Agreement and continuing until the earlier
of the termination of this Agreement or the
Closing Date, each party shall operate its
business in the ordinary course except as
contemplated by this Agreement.
       4.2	Shareholder Meeting.
Each Target Fund shall call a special
meeting of its shareholders as soon as
possible for the purpose of considering the
reorganization contemplated by this
Agreement.
       4.3	Preparation of Combined
Prospectus and Proxy Statement.  As
soon as reasonably practicable after the
execution of this Agreement, the Emerging
Markets Fund shall prepare and file a
combined prospectus and proxy statement
with respect to the Reorganization with the
United States Securities and Exchange
Commission in form and substance
satisfactory to all parties, and shall use its
best efforts to provide that the combined
prospectus and proxy statement can be
distributed to the shareholders of each
Target Fund as promptly as thereafter as
practicable.  As soon a reasonably
practicable, the parties shall also prepare
and file any other related filings required
under applicable state securities laws.
       4.4	Fees and Expenses.
Whether or not this Agreement is
consummated, EPAM shall bear the costs
and expenses incurred in connection with
this Agreement and the transactions
contemplated hereby; provided, however,
that each Target Fund shall bear the costs
and expenses associated with the sale of
any of its portfolio securities executed in
order to facilitate the Reorganization.
Notwithstanding any of the foregoing,
expenses will in any event be paid by the
party directly incurring such expenses if
and to the extent that the payment by
another person of such expenses would
result in the disqualification of such party
as a regulated investment company within
the meaning of Section 851 of the Code or
would prevent the Reorganization from
qualifying as a reorganization within the
meaning of Section 368(a)(1) of the Code.
       4.5	Provision of Documents.
Each party agrees that it will, from time to
time as and when reasonably requested by
another party, provide or cause to be
provided to the other party such
information, execute and deliver or cause to
be executed and delivered to the other party
such documents, and take or cause to be
taken such further action, as the other party
may deem necessary in order to carry out
the intent of this Agreement.
       4.6	China Fund and Latin
America Fund Liabilities.  Each Target
Fund will use its best efforts to discharge
all of its financial liabilities and obligations
prior to the Closing Date.
Article 5
Termination, Amendment and Waiver
       5.1	Termination.  This
Agreement may be terminated by
resolution of the Board of Trustees of the
Trust at any time prior to the Closing Date,
if
a)	any party shall have
breached any material
provision of this
Agreement; or
b)	circumstances develop
that, in the opinion of such
Board, make proceeding
with the Reorganization
inadvisable; or
c)	any governmental body
shall have issued an order,
decree or ruling having the
effect of permanently
enjoining, restraining or
otherwise prohibiting the
consummation of this
Agreement.
       5.2	Effect of Termination.  In
the event of any termination pursuant to
Section 5.1, there shall be no liability for
damage on the part of any party to the other
parties.
       5.3	Amendment.  This
Agreement contains the entire agreement of
the parties with respect to the
Reorganization and may be amended prior
to the Closing Date by the parties in writing
at any time; provided, however, that there
shall not be any amendment that by law
requires approval by the shareholders of a
party without obtaining such approval.
       5.4	Waiver.  At any time prior
to the Closing Date, any of the terms or
conditions of this Agreement may be
waived by the Board of Trustees of the
Trust if, in its judgment after consultation
with legal counsel, such action or waiver
will not have a material adverse effect on
the benefits intended under this Agreement
to the shareholders of either Target Fund or
the Emerging Markets Fund.
Article 6
General Provisions
       6.1	Governing Law. This
Agreement shall be governed by and
construed in accordance with the laws of
the State of Delaware.
       6.2	Assignment.  This
Agreement shall be binding upon and inure
to the benefit of the parties hereto and their
respective successors and assigns, but no
assignment or transfer hereof or of any
rights or obligations hereunder shall be
made by any party without the written
consent of the other parties.  Nothing
herein expressed or implied is intended or
shall be construed to confer upon or give
any person other than the parties hereto and
their respective successors and assigns any
rights or remedies under or by reason of
this Agreement.
       6.3	Recourse.  All persons
dealing with the Emerging Markets Fund or
a Target Fund must look solely to the
property of such Fund for the enforcement
of any claims against such Fund, as none of
the trustees, officers, agents and
shareholders of the Trust, the Emerging
Markets Fund and the Target Funds assume
any personal liability for obligations
entered into on behalf of the Emerging
Markets Fund or either Target Fund.
       6.4	Notices.  Any notice,
report, statement or demand required or
permitted by any provisions of this
Agreement shall be in writing and shall be
given by prepaid telegraph, telecopy or
certified mail addressed to any party at:
Investment
Managers Series
Trust
235 West Galena
Street
Milwaukee,
Wisconsin 53212
Attn: Maureen
Quill
with a copy to:
Morgan, Lewis &
Bockius LLP
355 S. Grand
Avenue, Suite
4400
Los Angeles,
California 90071
Attn: Michael
Glazer
*** Signature
Page Follows***


IN WITNESS WHEREOF,
each party has caused this Agreement to be
executed and attested on its behalf by its
duly authorized representative as of the
date first above written.
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	B-12